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                               CSW Energy, Inc.                     EXHIBIT D
                  Aggregate Development Expenses and Investments
                            As of September 30, 1995
                                 (Unaudited)



Projects                     Stage          Development Costs       Investments

I. Development activities subject to $150,000,000
   aggregate limit on authority in 70-7758

   Various Projects:

                           Development        $111,452,487            $400,000



II. Projects subject to specific authority developed through ARK/CSW JV:

    Brush (70-7876)         Operating                   $0         $15,348,000

    Orange (70-8133)        Operating         $104,432,170                $990

    SMUD (70-8269)         Development         $16,154,382




III. Development activities other than through ARK/CSW JV, subject to specific authority

    Fort Lupton (70-8097)   Operating                   $0         $44,111,554

    Sweeny (70-8469)       Development          $3,123,802

    Texas Gulf (70-8433)   Development            $359,410         $10,532,180

    Northwest Regional     Development          $8,621,774
    Power Facility (70-8483)